EXHIBIT 99.2


                           Texas Investor Presentation
                                 15 August 2001
                          Talking Points for John Rowe

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                           Texas Investor Presentation
                                 15 August 2001
                          Talking points for John Rowe


SLIDE 3: TOP 5 REASONS TO BUY EXELON

>> Confusion {or readjustment} in stock and power markets surrounding the sudden decline in forward power prices has created the following 2 opportunities:

     1. The opportunity for Exelon to more clearly differentiate itself from other companies in the power business.

     2.   The opportunity for you to buy a very good stock at a very good price.

>> Exelon's vision is to be the most admired utility in the world. We are committed to creating shareholder value through strong financial discipline, superior execution in all areas - sticking to the basics and making them work, and leadership in our industry through boldness and creativity.

>>   Exelon has:
     o    Total assets of $34 billion.
     o Revenues of $15 billion from substantial operations along the length of the energy value chain.
     o    A strong balance sheet (over half our debt is securitized).
     o    Favorable credit ratings (Corp: BBB+; Genco: A-; ComEd A-/PECO A).
     o Restructuring legislation that has been in place for 2 years and recognized as working for both consumers and utilities.
     o    Projected 2001 EPS of $4.50 and a 10% growth rate through 2003.

>> For all these reasons and the several more I'll give you in the course of my short remarks today, we believe Exelon is significantly undervalued in terms of its short and long term earnings potential.


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                           Texas Investor Presentation
                                 15 August 2001
                          Talking points for John Rowe


SLIDE 4: Portfolio of Superior Performing Assets

>> There's tremendous potential inherent in size and location of our asset bases.

>>   Generation
     o    16 GW nuclear fleet - largest and best operated in the U.S.
     o    Size key to:
          o Attracting and keeping top talent, which will be increasingly critical in sustaining top-quartile operations: Oliver Kingsley is astonishing in himself, but also in the management team he's built.
          o Achieving economies of scale in fuel, capital expenditures, and costs of operating single units.
          o Driving costs down by standardizing operations across the fleet at the highest levels of performance.
          o    2003 Goal: nuclear generation at an all in cost of 2 cents/kWh.

>>   Power Team.
     o The value of our 41 GW generation supply portfolio is significantly enhanced by our power marketing business.
     o    Power Team is the No. 10 power marketer in nation.
     o Power Team has been a successful, asset-based power marketer since the mid 90's.
     o Asset-based means that 90% of Power Team's trades result in the physical delivery of power - unlike financial traders like Enron.

>>   T& D
     o    Rich in as-yet untapped opportunity.
     o We believe our tie to 5 million customers will become increasingly valuable, and that we can squeeze out costs through improved efficiency, productivity, and back-office synergies (billing, customer service etc.)

>>   Enterprises.
     o Enterprises operation consists of businesses that build on, in a variety of different markets, our core competencies in infrastructure management and energy, and customer relationships.

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                           Texas Investor Presentation
                                 15 August 2001
                          Talking points for John Rowe


SLIDE 5: Integrated Strategy

>> Last fall we were under considerable pressure to split off our generation operations to take advantage of the extremely high multiples "pure" generation companies were enjoying.

>> We resisted that pressure seeing then what all can see today, a decline in wholesale prices that makes an integrated strategy the key to long-term success in a volatile and evolving industry.

>>   3 Earnings Engines

     o    Generation.
          o    Near-Term Growth
               - Efficiency improvements that will continue to support our low-cost generation position.
               -    Asset Acquisitions.
               -    Development.
               -    Contractual Agreements.
               -    Power Uprates.

     o    Energy Delivery
          o    Steady and Stable earnings stream.
          o    70% Exelon revenues and EBIT come from the delivery companies.
          o Native Load obligation provides protection from the risks of the wholesale market.
               -    Amount
                    *    90% on-peak sales through native load.
                    *    50-60% off-peak sales through native load.
               -    Timing.
                    *    4 years remaining in Chicago.
                    *    9 years remaining in Pennsylvania.
          o    Substantial cost cutting opportunity in O&M and Capital.


     o    Enterprises.
          o Enterprises was originally viewed as Exelon's long-term source of earnings growth - complimenting the steady earnings of the Energy Delivery Business and the near term growth of the Generation Business.

          o    Challenges
               -    Telecommunication Industry Collapse.
               -    Positive Value investments do not translate to earnings.

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                           Texas Investor Presentation
                                 15 August 2001
                          Talking points for John Rowe


SLIDE 5: Integrated Strategy (continued)

          o    Positives

               -    PECOAdelphia.
                    *    Performing better than plan.
                    *    Demand for voice and data services continues to grow.
                    *    Net Income positive.
                    * $7.5 million ahead of plan to date (Exelon's share is $3.75 million).
                    * Other CLEC businesses continue to struggle to reach positive Net Income.
                    * Estimated value of $110-150 million (internal DCF valuation).

               -    AT&T Wireless
                    *    Essentially on plan.
                    *    Some softening in new customer acquisitions.
                    *    EBITDA Neutral - on plan.
                    * Estimated value of $400-$600 M (multiple of AWE stock price).

               -    Corvis
                    *    Another example of an investment that created value.
                    * Both companies had invested separately prior to the merger.
                    *    Marked to market at merger.
                    * Currently below marked value, but still above initial purchase price.

          o    Priorities Going Forward - Plan.
               -    Temporarily stop acquisitions.
               -    Concentrate on fixing current businesses - cost management.
               -    Evaluate any possible divestitures/sales opportunities.
                    *    Thermal - have had offers.
                    * ATT - being public creates more opportunities or options.
               -    New management - recent announcement regarding Michael Egan.
               -    Look to growth again once "house is in order".

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SLIDE 6: Proven Management

>>   Merger.

     o The Unicom/PECO no-premium, merger-of-equals transformed two good utilities into an energy powerhouse in a remarkable 13 months. The most telling testament to the difficulty of this feat is the failure of so many others to repeat it.

     o Our success in first conceiving and then executing the merger is indicative of one of Exelon's greatest strengths - a management team committed to achievement - both near and longer term.

>>   Significant Accomplishments.

     o    Acquisition of 49.9% of Sithe.
     o    Corporate restructuring.
     o Tax-Free Transfer of 30 GW's of generation from our utilities to our unregulated Generation Company.

>>   Earnings.
                              Actual ('01)         Pro-Forma
                              ------------         ---------
     o      1st Qtr:             $1.19               $1.10
     o      2nd  Qtr:            $0.97               $0.83
     o      YTD:                 $2.17               $1.93

>>   Synergies.

     o Merger-related synergies continue to be realized and Exelon expects to achieve its target of $148 million this year.


>>   Strong 1st half performance throughout the company.

     o    Nuclear
          o    Continued Superior Performance
          o 93.6% capacity factor for the quarter. (does not include Salem, in which we have 42% ownership, but we don't operate)
          o 96.2% capacity factor for the year to date - compared to a target of 93% (does not include Salem, in which we have 42% ownership, but we don't operate)
          o    Two record-breaking refueling outages.
          o Addition of 129 megawatts of capacity through power uprate projects this quarter.
          o 243 of total 885 megawatts of capacity to be added through power uprates by 2003 have been achieved.

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SLIDE 6: Proven Management (continued)

     o    Fossil.
          o    97% on-time delivery this quarter.
          o    94% dispatch availability this quarter.

     o    Power Team.
          o Energy sales of 48,522 GWh's were 31% higher than pro-forma second quarter 2000.
          o Added 800 megawatts of long-term contracts to the supply portfolio this quarter.
          o 1,950 of 3,000 megawatts targeted for this year have been acquired.

     o    Energy Delivery.
          o KEPT THE LIGHTS ON! Superior performance, meeting demands of record-breaking heat wave in Chicago and Philadelphia.
          o    ComEd completed rigorous 2001 summer preparedness and
               infrastructure improvement program on time and on budget.
          o    ComEd's distribution system reliability, delivery performance, and customer satisfaction statistics continued to improve.
          o    PECO Energy was praised for improved customer service in a report recently released by the Pennsylvania Public Utility Commission.


                                      -7-
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SLIDE 7: Solid Earnings

$4.50 Commitment for 2001.

>> While we expect challenges in the wholesale power markets and in our Enterprise Group during the second half of the year, the combined strength of our generation, marketing, and delivery groups puts us in a strong position to meet our commitments for the year.

>> Timing. Strong wholesale electricity prices during the start of the year (January through May) mitigate weaker actual and expected prices for the summer months (June, July, and August). We believe the end of year prices (September through December) will be slightly better than those assumed in our estimates at the beginning of the year.

     o Our earnings estimates at the beginning of the year were based on a $34/MWhr annual average price.
     o We believe the actual annual average price will be close to this original assumption.

>> Native Load Obligation. The Native Load Obligation mitigates the effects of weak June and possible weak 3rd quarter wholesale electricity prices (also limited upside in 1st quarter).

     o Retail sales (native load) will account for approximately 90% of our on-peak sales and 50-60% of our off-peak sales.

>>   Performance. Nuclear capacity factors are ahead of plan.


10% EPS Growth through  2003.

>> We have never believed that the high wholesale power prices in effect earlier this year would persist and did not build them into our earnings assumptions.

>> Our growth is predicated on strengthening our low-cost generator position with more low cost generation. The Sithe acquisition is a good example of our satisfying both our financial discipline and strategic goals.

>> Our option on the second half of the Sithe acquisition becomes available at year-end 2002. Through a spark spread/fair market adjustment, we would retain the projected rate-of-return independent of any fluctuations in the spark spread prior to closing.


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SLIDE 7: Solid Earnings (continued)

>> For the past several years, ComEd's expenditures for O&M and Capex have been at elevated levels to cover the costs of a critically important multi-year infrastructure improvement program (ComEd's Capex this year is $900 million; O&M is $800 million). The bulk of that work has been done and costs over the next five years will decline accordingly.

>> Additional and significant benefit to the bottom line can and will also be achieved through productivity and efficiency improvements. With its decades-old operating practices, the T&D business in general is ripe with opportunity. This year, improved performance in Energy Delivery operations will likely reduce ComEd's budgeted expenditures by at least $30 million and increase EBIT $100 million. Longer term, we intend to target top quartile performance. Since the cost per customer (for both capital and operations) is at least 20% below Exelon Delivery's current expenditures, the savings can be significant



                                      -9-
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SLIDE 8: Undervalued

>>   Turbulent Markets

>>   Exelon stock price has dropped (~25%)

>>   Fundamentals remain unchanged.

     o    Portfolio of superior performing assets.

     o    Benefits of an integrated strategy.

     o    Proven management with a record of delivering on commitments.

     o    Commitment to short and long term financial targets.

>>   Future is bright.

>>   We believe this is a great time to by Exelon stock.



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